   As filed with the Securities and Exchange Commission on November 22, 1996.
                                          Registration Statement No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ---------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ---------------------

                            STUDIO PLUS HOTELS, INC.
                            ------------------------
             (Exact name of Registrant as specified in Its Charter)

           Virginia                                    61-1273532
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

                          1999 Richmond Road, Suite 4
                           Lexington, Kentucky  40502
                                 (606) 269-1999
          (Address of principal executive office, including zip code)

                            STUDIO PLUS HOTELS, INC.
                            ------------------------
                          RETIREMENTPLUS SAVINGS PLAN
                          ---------------------------
                            (Full title of the Plan)

                            ---------------------

                              Norwood Cowgill, Jr.
                          1999 Richmond Road, Suite 4
                           Lexington, Kentucky  40502
                                 (606) 269-1999
 (Name, address, including zip code, and telephone number including area code, of agent for service)

                                With copies to:
                            David C. Wright, Esquire
                               Hunton & Williams
                              2000 Riverview Tower
                              900 South Gay Street
                           Knoxville, Tennessee 37902
                                 (423) 549-7700

                           ------------------------

                      CALCULATION OF REGISTRATION FEES

================================================================================================================
                                                       Proposed Maximum     Proposed Maximum
          Title of Securities        Amount to be       Offering Price         Aggregate            Amount of
            to be Registered          Registered           Per Share         Offering Price     Registration Fee
----------------------------------------------------------------------------------------------------------------
             Common Stock,
             $.01 par value         150,000 shares        $15.375(*)           $2,306,250             $699
================================================================================================================

         (*) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rules 457(c) and 457(h)(1) on the basis of $15.375 per share, which was the average of the high and low prices of the Common Stock on The Nasdaq Stock Market on November 20, 1996, as reported in The Wall Street Journal. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described below.
================================================================================

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with the Commission.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Studio Plus Hotels, Inc. (the "Company") with the Commission (File No. 0-25340) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; (v) the Company's Prospectus, dated March 27, 1996, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"); (vi) the Company's Current Report on Form 8-K dated February 27, 1996;
(vii) the Company's Current Report on Form 8-K dated June 13, 1996; (viii) the Company's Current Report on Form 8-K dated August 13, 1996; and (ix) the Company's Form 8-A-A, dated June 6, 1995, containing a description of the Common Stock.

         All annual reports of the Plan filed by the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the Virginia Stock Corporation Act, each director of the Company is required to discharge his duties in accordance with his good faith business judgment of the best interest of the Company. In addition, Virginia law provides that a transaction with the Company in which a director or officer of the Company has a direct or indirect interest is not voidable by the Company solely because of the director's or officer's interest in the transaction if
(i) the material facts of the transaction and interest are disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors, (ii) the material facts of the transaction and interest are disclosed to or known by the shareholders and the transaction is authorized, approved or ratified by the disinterested shareholders, or (iii) the transaction is established to have been fair to the Company.

         The Articles of Incorporation of the Company contain a provision which eliminates the liability of a director or officer to the Company or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent that it is proved that the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

         The Articles of Incorporation also contain provisions which require the Company to indemnify an officer or director against liability incurred in any proceeding to which he is a party because he is an officer or director if
(i) he conducted himself in good faith, (ii) he believed (A) in the case of conduct in his official capacity with the Company, that his conduct was in its best interests, or (B) in all other cases, that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

         To the extent that the Board of Directors or the shareholders of the Company may in the future wish to limit or repeal the ability of the Company to provide indemnification as set forth in the Company's Articles of Incorporation, such repeal or limitation may not be effective as to directors and officers who are parties to the Indemnification Agreements, because their rights to full protection would be contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future officers or directors of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.

4.1      Articles of Incorporation of the Company (previously filed as Exhibit
         3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-87836) and incorporated by reference hereto).

4.2 Bylaws of the Company (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-87836) and incorporated by reference hereto).

4.3      Studio Plus Hotels, Inc. RetirementPLUS Savings Plan.

4.4 The Fifth Third Bank Prototype Trust Agreement between the Company and Fifth Third Bank of Kentucky.

4.5 The Fifth Third Bank Prototype Profit Sharing Plan #001 Adoption Agreement (Non-Standardized).

5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

15.1 Letter from Coopers & Lybrand L.L.P. regarding its review of financial information for the periods ended March 31, 1996 and June 30, 1996.

23.1     Consent of Hunton & Williams (included in the opinion filed as Exhibit
         5.1 to the Registration Statement).

23.2     Consent of Coopers & Lybrand L.L.P.

         The Company undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will, to the extent the Company believes it necessary or appropriate, make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS

         (a)     The Company hereby undertakes:

                 1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on this 22nd day of November, 1996.


                                      STUDIO PLUS HOTELS, INC.,
                                        a Virginia corporation
                                            (Registrant)


                                      By:  /s/ Norwood Cowgill, Jr.
                                          --------------------------------
                                          Norwood Cowgill, Jr.,
                                          Chairman of the Board and
                                            Chief Executive Officer




                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Norwood Cowgill, Jr. and William E. Anderson, II, or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 22nd day of November, 1996.


          Signature                                 Title


 /s/ Norwood Cowgill, Jr.               Chairman of the Board and a Director
-------------------------------         (Principal Executive Officer)
Norwood Cowgill, Jr.


 /s/ Richard W. Furst                   Director
-------------------------------
Richard W. Furst


/s/ Thomas P. Dupree                    Director
-------------------------------
Thomas P. Dupree

/s/ Warren W. Rosenthal                 Director
-------------------------------
Warren W. Rosenthal


/s/  Daniel W. Daniele                  Director
-------------------------------
Daniel W. Daniele


/s/ Michael J. Moriarty                 Director, President and Chief Operating Officer
-------------------------------         (Principal Operating Officer)
Michael J. Moriarty


/s/ William E. Anderson, II             Director, Executive Vice President, Secretary and
-------------------------------         General Counsel
William E. Anderson, II


/s/ James C. Baughman, Jr.              Chief Financial Officer and Treasurer
-------------------------------         (Principal Financial Officer)
James C. Baughman, Jr.


/s/ Donald F. Vittitow                  Director of Corporate Reporting
-------------------------------         (Principal Accounting Officer)
Donald F. Vittitow

                                 EXHIBIT INDEX

Exhibit
-------
No.              Description
---              -----------
4.1              Articles of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company's
                 Registration Statement on Form S-1 (Registration No. 33-87836) and incorporated by reference hereto).

4.2              Bylaws of the Company (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-87836) and incorporated by reference hereto).

4.3              Studio Plus Hotels, Inc. RetirementPLUS Savings Plan.

4.4              The Fifth Third Bank Prototype Trust Agreement between the Company and Fifth Third Bank of
                 Kentucky.

4.5              The Fifth Third Bank Prototype Profit Sharing Plan #001 Adoption Agreement (Non-Standardized).

5.1              Opinion of Hunton & Williams as to the legality of the securities being registered.

15.1             Letter from Coopers & Lybrand L.L.P. regarding its review of financial information for the periods ended March 31, 1996 and June 30, 1996.

23.1             Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration
                 Statement).

23.2             Consent of Coopers & Lybrand L.L.P.